Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

SITO Mobile, Ltd.

Jersey City, New Jersey

We hereby consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No 333-175725 of our report dated April 2, 2018, relating to the consolidated financial statements, of SITO Mobile, Ltd. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

New York, New York
June 6, 2018